AUBURN NATIONAL
BANCORPORATION,
INC. AND SUBSIDIARIES
Exhibit 23.1 Consent of Independent Registered Public Accounting
Firm
We
consent
to
the
incorporation
by
reference
in
the
Registration
Statement
No.
333-283711
on
Form
S-8
and
the
Registration Statement No. 333-03516
on Form S-3 of Auburn
National Bancorporation, Inc. of
our report dated March
17,
2026, relating to the
consolidated financial statements of
Auburn National Bancorporation,
Inc. and Subsidiaries, appearing
in this Annual Report on Form 10-K of Auburn National Bancorporation,
Inc. for the year ended December 31, 2025.
/s/ Elliott Davis, LLC
Greenville, South Carolina
March 17, 2026